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                                                                 Exhibit 13



                               PURCHASE AGREEMENT


                          Salomon Brothers Institutional Series Funds Inc (the
"Company"), a Maryland corporation, and Salomon Brothers Asset Management Inc ("SBAM"), a Delaware corporation, hereby agree as follows:

                          1.  The Company hereby offers SBAM and SBAM hereby
purchases the following shares of capital stock of the Company (par value $.001 per share): 3,333 shares of each of "High Yield Bond Fund Series" and "Emerging Market Debt Fund Series" and 3,334 shares of "Asia Growth Fund Series" for consideration of $10.00 per share (collectively, the "Shares"). SBAM hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from SBAM of funds in the amount of $100,000.00 in full payment for the Shares.

                          2.  SBAM represents and warrants to the Company that
the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

                          3.  SBAM agrees that if it or any direct or indirect
transferee of any of the Shares redeems any of the Shares prior to the fifth anniversary of the date the Company begins its investment activities, SBAM will pay to the Company an amount equal to the number resulting from multiplying the Company's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed by SBAM or such transferee and the denominator of which is equal to the number of Shares outstanding as of the date of such redemption, as long as the administration position of the staff of the Securities Exchange Commission requires such reimbursement.
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                          IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the 21st day of March, 1996.


                          SALOMON BROTHERS INSTITUTIONAL SERIES
                          FUNDS INC

Attest:


/s/ LAWRENCE H. KAPLAN    By: /s/ MICHAEL S. HYLAND
-----------------------       -------------------------
Lawrence H. Kaplan            Michael S. Hyland
                              President


(SEAL)



                          SALOMON BROTHERS ASSET MANAGEMENT INC

Attest:


/s/ LAWRENCE H. KAPLAN    By: /s/ MICHAEL S. HYLAND
-----------------------      --------------------------
Lawrence H. Kaplan           Michael S. Hyland
                             President